Exhibit 10.11

PARAMOUNT SKYDANCE CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) on the board of directors (the “Board”) of Paramount Skydance Corporation (the “Company”) shall be eligible to receive equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The equity compensation described in this Program shall be made, automatically as set forth herein and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents, affiliates or subsidiaries and who is determined by the Board to be eligible to receive compensation under this Program (each, an “Eligible Director”), who may be eligible to receive such equity compensation, unless such Eligible Director declines the receipt of such equity compensation by written notice to the Company.

This Program shall become effective upon the closing of the transactions contemplated by that certain Transaction Agreement, dated as of July 7, 2024, by and among Paramount Global, the Company (f/k/a New Pluto Global, Inc.), Skydance Media, LLC, Pluto Merger Sub, Inc., Pluto Merger Sub II, Inc., Sparrow Merger Sub, LLC, and the Upstream Blocker Holders (as defined in the Transaction Agreement) signatory thereto (solely with respect to the sections of the Transaction Agreement specified therein) (such closing date, the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 1 of this Program.

1. Equity Compensation.

a. General. Eligible Directors shall be granted the Annual Awards (and, if applicable, Pro-Rated Annual Awards) described below (collectively, “Director Awards”). The Director Awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2025 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including any exhibits thereto, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of Director Awards hereby are subject in all respects to the terms of the Equity Plan.

b. Annual Awards. Each Eligible Director who (i) is serving on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve on the Board immediately following such Annual Meeting, shall be automatically granted an award of restricted stock units covering a number of shares of the Company’s Class B common stock (“RSUs”) equal to (A) $375,000, divided by (B) the closing price for the Company’s Class B common stock on the applicable grant date, rounded down to the nearest whole RSU (an “Annual Award”). Each Annual Award shall be automatically granted on the date of the applicable Annual Meeting and shall vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting following the grant date, subject to the applicable Eligible Director’s continued service on the Board through the applicable vesting date.

c. Pro-Rated Annual Awards. Each Eligible Director who is initially appointed or elected to serve on the Board after the Effective Date, other than on the date of an Annual Meeting, shall be automatically granted a pro-rated Annual Award of RSUs (a “Pro-Rated Annual Award”) covering a number of RSUs equal to (i) $375,000, divided by (ii) the closing price for the Company’s

Class B common stock on the applicable grant date, multiplied by (iii) a fraction, (A) the numerator of which equals 365 minus the number of days (capped at 365) elapsed from the immediately preceding Annual Meeting date (or the Effective Date, if there was no preceding Annual Meeting date) through the date on which such Eligible Director is appointed or elected to serve on the Board and (B) the denominator of which equals 365, rounded down to the nearest whole RSU. Each Pro-Rated Annual Award shall be automatically granted on the date on which the applicable Eligible Director is appointed or elected to serve on the Board and shall vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting following the grant date, subject to such Eligible Director’s continued service on the Board through the applicable vesting date. For the avoidance of doubt, an Eligible Director who is initially appointed or elected to serve on the Board on the date of an Annual Meeting shall receive an Annual Award pursuant to Section 1.b above and shall not receive a Pro-Rated Annual Award.

d. Accelerated Vesting. Notwithstanding anything herein to the contrary, (i) each Eligible Director’s then-outstanding Director Award(s) shall vest in full immediately prior to the occurrence of a Change in Control, subject to such Eligible Director’s continued service on the Board until immediately prior to such Change in Control to the extent outstanding at such time; and (ii) each Eligible Director’s then-outstanding Director Award(s) shall vest in full upon a termination of such Eligible Director’s continued service on the Board by reason of such Eligible Director’s death or by the Company due to such Eligible Director’s Disability (each foregoing term as defined in the applicable Equity Plan (or any similar or like term as defined in such Equity Plan)).

2. Compensation Limits. Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of non-employee Director compensation set forth in the Equity Plan, as in effect from time to time.

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